China Clean Energy Inc. (Formerly Hurley Exploration, Inc.) and Subsidiary
Pro Forma Condensed Combined Balance Sheets
June 30, 2006
(Unaudited)

	Historical
	Statements
	Hurley	China Clean		Pro	Pro Forma
	Exploration	Energy		Forma	Condensed
	Inc.	Resources Limited		Adjustments	Combined
Current Assets
Cash	$701	$1,066,068	1	$786,000	$1,852,769
Accounts receivable		1,994,990			1,994,990
Allowance for doubtful accounts		(384,679)			(384,679)
Inventory		1,086,376			1,086,376
Total Current Assets	701	3,762,755		786,000	4,549,456
Property, plant and equipment, net,		4,148,767			4,148,767
Intangible assets, net		2,451,378			2,451,378

Total Assets	$701	$10,362,900		$786,000	$11,149,601

Current Liabilities
Accounts payable and accrued liabilities	$5,550	$815,268			$820,818
Short term bank loans		1,252,118			1,252,118
Corporate taxes payable		70,309			70,309
Loans from related parties		66,476			66,476

Total Current Liabilities	5,550	2,204,171			2,209,721

Stockholders' Equity

Common stock	25,502	5,612,485	1	$786,000	21,082
			2	(6,402,905)

Additional paid-in capital	70,828		2	6,549,802	6,620,630

Retained earnings	(101,179)	2,529,238	2	(146,897)	2,281,162
Accumulated other comprehensive income (loss)		17,006			17,006
Total stockholders' equity	(4,849)	8,158,729		786,000	8,939,880

Total Liabilities and Stockholders' Equity	$701	$10,362,900		$786,000	$11,149,601

See notes to pro forma condensed combined financial statements.

China Clean Energy Inc. (Formerly Hurley Exploration, Inc.) and Subsidiary
Pro Forma Condensed Combined Statements of Operations
For The Year Ended June 30, 2006
(Unaudited)

		Historical
		Statements
		Hurley	China Clean			Pro	Pro Forma
		Exploration	Energy			Forma	Condensed
		Inc.	Resources Limited			Adjustments	Combined

Revenue	$		$12,016,329		$		$12,016,329
Cost of Goods Sold			(8,708,160)				(8,708,160)
Gross Profit			3,308,169				3,308,169
Government Subsidy			42,060				42,060
Net Revenue			3,350,229				3,350,229
Selling Expenses			390,444				390,444
General and Administrative Expenses		7,197	658,031				665,228
General Exploration		17,000					17,000
Total Operating Expenses		24,197	1,048,475				1,072,672
Income (Loss) from Operations		(24,197)	2,301,754				2,277,557
Goodwill Impairment				2		248,076	248,076
Income (Loss) Before Income Taxes		(24,197)	2,301,754			(248,076)	2,029,481
Income Taxes			(831,302)				(831,302)
Net Income (Loss)		(24,197)	1,470,452			(248,076)	1,198,179

Other Comprehensive Income (Loss)
Foreign Currency Translation Adjustments		(60,054)		(60,054)
Comprehensive Income	$(24,197)	$1,410,398	$(248,076)	$1,138,125

Basic and Fully Diluted Pro Forma Earnings Per Share				$0.05

Weighted Average Number of Shares Outstanding During The Period -
Basic and Fully Diluted				21,082,269

See notes to pro forma condensed combined financial statements.

China Clean Energy Inc. (Formerly Hurley Exploration, Inc.) and Subsidiary
Notes to Pro Forma Condensed Combined Financial Statements
For The Year Ended June 30, 2006
(Unaudited)

Note 1: Basis of Presentation

On October 24, 2006, China Clean Energy, Inc. (formerly Hurley Exploration, Inc.) ("CCE") acquired 100% of the issued and outstanding common shares of of China Clean Energy Resources Limited ("CCER") in exchange for 15,995,000 newly issued shares of CCE common stock (the "Share Exchange"). In connection with the Share Exchange, CCE accepted subscriptions for a total of 1,050,000 shares of common stock at a price of $1.00 per share and issued 1,605,000 shares of common stock to certain consultants for financial consulting and advisary services (together with the Share Exchange, the "Transaction").

Prior to the Transaction, CCE had 2,432,269 shares of common stock issued and outstanding. After the Transaction, CCE had
21,082,269 shares of common stock outstanding and the former shareholders of CCER owned 75.87% of the issued and outstanding shares. Accordingly, CCER is considered the acquirer for accounting purposes.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it had occurred on June 30,
2006. The unaudited pro forma condensed combined statement of operations gives effect to the Transaction as if it had occurred on
July 1, 2005. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

The pro forma information is not necessarily indicative of the results that would have been reported had the Transaction actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.

Note 2: Pro Forma Adjustments

The following pro forma adjustments have been included in the pro forma financial statements:

1. To reflect the sale of 1,050,000 shares of CCE common stock at a price of $1.00 per share and issuance of 1,605,000 shares of CCE common stock to consultants, which events were conditional upon the occurrence of the Share Exchange. Net proceeds, after deducting consulting and advisory fees of $264,000 related to the Share Exchange, was $786,000.

2. To reflect the "reverse acquisition" of CCER by CCE, the purchase price of the Transaction was calculated by multiplying the 2,432,269 shares of CCE common stock retained by the pre-Transaction CCE stockholders by an estimated fair market price of $0.10 per share, or $243,227 in total. Goodwill of approximately $248,076 (excess of $243,227 purchase price over the negative $4,849 value of CCE's identifiable net assets other than goodwill) will be written off as an impairment loss on the date of closing.